As filed with the U.S. Securities and Exchange Commission on September 26, 2025.

Registration Statement No. 333-288993

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

Amendment no. 3 to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

Neo-Concept International Group Holdings Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

___________________________

Cayman Islands	2300	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10/F, Seaview Centre
No. 139-141 Hoi Bun Road
Kwun Tong, Kowloon, Hong Kong
(852) 2798-8639
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

___________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: +1 212 530-2206

___________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 is being filed solely for the purpose of filing exhibit 23.1 to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 3 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on August 21, 2025, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our Memorandum and Articles provide for the Company to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We have entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

On March 3, 2025, the shareholders of the Company resolved and approved the following resolutions:

a)      the authorized share capital of the Company shall be re-classified by re-classifying 780,000,000 shares of a par value of US$0.0000625 each as 780,000,000 class A Ordinary Shares of a par value of US$0.0000625 each (the “Class A Shares”, each such share carrying one (1) vote per share with all rights, restrictions and privileges remaining identical to the existing shares of the Company) and 20,000,000 shares of a par value of US$0.0000625 each as 20,000,000 class B shares of US$0.0000625 each (the “Class B Shares”, each such share carrying thirty (30) votes per share with such rights, restrictions and privileges as set out in the New M&A (as defined below))(the Class A Shares together with the Class B Shares, the “Shares”) (the “Reclassification”) so that the authorized share capital of the Company shall be changed from US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each to US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each comprised of 780,000,000 Class A Shares of a par value of US$0.0000625 each and 20,000,000 Class B Shares of a par value of US$0.0000625 each, such shares having the rights, restrictions and privileges as set out in the New M&A (as defined below);

b)      (i)    contemporaneously upon the Reclassification taking effect, each issued share of a par value of US$0.0000625 each of the Company shall be re-designated as an issued Class A Share (the “Re-designation”) with all rights, restrictions and privileges remaining identical to the existing issued shares of the Company; and

(ii)    immediately following the Re-designation, 3,000,000 Class A Shares then held by Neo-Concept (BVI) Limited (“NCBVI”) shall be repurchased and cancelled by the Company and in consideration, the Company shall allot and issue to NCBVI (or such other person as directed) 3,000,000 Class B Shares, credited as fully paid-up;

c)      the second amended and restated memorandum of association and articles of association of the Company containing the amendments to the existing amended and restated memorandum of association and articles of association in the form set out in Annex I be and are approved and adopted as the new memorandum of association and articles of association of the Company in substitution for and to the exclusion of the existing amended and restated memorandum of association and articles of association of the Company;

On May 9, 2025, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than 1 July 2025:

•        every five issued and unissued shares (namely, both class A Ordinary Shares of par value US$0.0000625 each and class B Ordinary Shares of par value US$0.0000625 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0003125 each (the “Share Consolidation”) so that the authorised share capital of the Company shall be changed from US$50,000 consisting of 800,000,000 shares of par value US$0.0000625 each comprised of 780,000,000 class A Ordinary Shares of par value US$0.0000625 each and 20,000,000 class B Ordinary Shares of par value US$0.0000625 each to US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A Ordinary Shares of par value US$0.0003125 each and 4,000,000 class B Ordinary Shares of par value US$0.0003125 each;

The Share Consolidation was effective on June 16, 2025.

Item 8. Exhibits and Financial Statement Schedules

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Placement Agency Agreement
1.2*	Form of Securities Purchase Agreement
3.1*

Second amended and restated memorandum of association and articles of association of the Company (incorporated by reference to Exhibit 1.1 of Form 20-F for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on May 15, 2025)

4.1*

Specimen Certificate evidencing ordinary shares (incorporated by reference to Exhibit 1.1 of Form 20-F for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on May 15, 2025)

5.1*	Opinion of Conyers regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters
8.1*	Opinion of Conyers regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1*

Form of Executive Officer Agreement, by and between the registrant and Eva Yuk Yin Siu (incorporated by reference to Exhibit 10.1 of our Amendment No. 3 to Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on December 19, 2023)

10.2*

Form of Executive Officer Agreement, by and between the registrant and Patrick Kwok Fai Lau (incorporated by reference to Exhibit 10.2 of our Amendment No. 3 to Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on December 19, 2023)

10.3*

Form of Director Agreement, by and between the registrant and Eva Yuk Yin Siu (incorporated by reference to Exhibit 10.3 of our Amendment No. 3 to Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on December 19, 2023)

10.4*

Form of Director Agreement, by and between the registrant and Man Chi Wai (incorporated by reference to Exhibit 10.4 of our Amendment No. 3 to Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on December 19, 2023)

10.5*

Form of Independent Director Agreement by and between the registrant and its independent Directors (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.6*

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.7*	Office Lease Contract by and between Neo-Concept (Holdings) Company Limited and the registrant dated as of January 1, 2024
10.8*

Trademark licensing agreement, by and between Neo-Concept (Holdings) Company Limited and the registrant, dated as of January 1, 2022 (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.9*

Exclusive Territory and Non-Competition Agreement, by and between Neo-Concept (BVI) Limited, Splendid Vibe Limited, Ample Excellence Limited and the registrant, dated as of July 14, 2022 (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.10*

Bank facility letter dated February 15, 2022 between Neo-Concept (Holdings) Company Limited, Neo-Concept HK and DBS Bank (Hong Kong) Limited(incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.11*

Bank facility letter dated September 24, 2021 between Neo-Concept (Holdings) Company Limited, Neo-Concept HK and The Hongkong and Shanghai Banking Corporation Limited (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

10.12*

Asset Purchase Agreement between Neo-Concept International Group Ltd and Neo-Concept (Holdings) Company Limited Dated May 29, 2024 (Incorporated by reference to Exhibit 99.1 of our Form 6-K (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on May 29, 2024)

21.1*	List of Subsidiaries

Exhibit Number	Description of Exhibit
23.1**	Consent of WWC, P.C., an independent registered public accounting firm
23.2*	Consent of Conyers (included in Exhibit 5.1)
23.3*	Consent of Hastings & Co
23.4*	Consent of Bristows LLP
23.5*	Opinion of Gowling WLG (UK) LLP (Dubai Branch)
24.1**	Power of Attorney (included on signature page)
99.1*

Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.4 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

99.2*

Audit Committee Charter (incorporated by reference to Exhibit 99.5 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

99.3*

Compensation Committee Charter (incorporated by reference to Exhibit 99.7 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

99.4*

Nomination Committee Charter (incorporated by reference to Exhibit 99.6 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)

107*	Filing Fee Table

____________

*        Filed Previously.

**      Filed herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 26, 2025.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED
By:	/s/ Eva Yuk Yin Siu
Name:	Eva Yuk Yin Siu
Title:	Chairlady of the Board, Director, Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eva Yuk Yin Siu	Chairlady of the Board, Director, Chief Executive Officer	September 26, 2025
Eva Yuk Yin Siu
/s/ Man Chi Wai	Director	September 26, 2025
Man Chi Wan
/s/ Patrick Kwok Fai Lau	Chief Financial officer	September 26, 2025
Patrick Kwok Fai Lau
/s/ Billy Chun Fai Tang	Independent Director	September 26, 2025
Billy Chun Fai Tang
/s/ Mark Gary Singer	Independent Director	September 26, 2025
Mark Gary Singer
/s/ Josephine Yan Yeung	Independent Director	September 26, 2025
Josephine Yan Yeung

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Neo-Concept International Group Holdings Limited has signed this registration statement or amendment thereto in City of New York on September 26, 2025.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President